EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO August 11, 2016 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in several upcoming investor events. The Company will post an updated investor presentation on the dates and times referenced below on the Company's website at www.sm-energy.com:

•
August 16, 2016 – Enercom’s The Oil & Gas Conference 21. President and Chief Executive Officer Jay Ottoson will present at 3:10 PM MT on August 16. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period. The Company will post an investor presentation before the market opens on August 15.

•
September 6-7, 2016 – Barclays’ 2016 CEO Energy-Power Conference. President and Chief Executive Officer Jay Ottoson will present at 11:45 AM ET on September 6 and will also meet with investors in a 1x1 setting. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period. The Company will post an investor presentation before the market opens on September 6.

•
September 27-28, 2016 – Deutsche Bank 24th Annual Leveraged Finance Conference. Executive Vice President and Chief Financial Officer Wade Pursell will present at 9:20 AM MT on September 28 and will meet with investors in a 1x1 setting. The presentation will be webcast, accessible from the Company’s website and available for replay for a limited period. The Company will post an investor presentation before the market opens on September 27.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.
SM ENERGY CONTACTS
INVESTORS:
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052